Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-97771, 333-56027, 33-27086, 2-90488 and 33-44624) of Donaldson Company, Inc. of our report dated June 29, 2005, relating to the financial statements and supplemental schedule of the Donaldson Company, Inc. Employee Stock Ownership and Retirement Savings Plan (formerly known as the Donaldson Company, Inc. Retirement Savings Plan), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 28, 2005